Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

101 Constitution Avenue, NW / Suite 900 / Washington, DC 20001

Tel: 202.712.2800 Fax: 202.712.2857

www.nelsonmullins.com

July 15, 2013

MONROE CAPITAL CORPORATION

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Re:     Registration Statement on Form N-2

We have acted as counsel to Monroe Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (Registration No. 333-187580) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), relating to the proposed issuance by the Company of up to an aggregate of 4,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), to be sold to underwriters pursuant to an underwriting agreement substantially in the form to be filed as Exhibit (h) to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

(ii)	the Company’s notice of intent to be subject to Sections 55 through 65 of the Investments Company Act;

(iii)	the Underwriting Agreement;

(iv)	the form of certificate evidencing the Shares, filed as Exhibit (d) to the Registration Statement;

Monroe Capital Corporation

July 15, 2013

(v)	the Amended and Restated Articles of Incorporation of the Company, filed as Exhibit (a)(1) to the Registration Statement;

(vi)	the Bylaws of the Company, filed as Exhibit (b)(1) to the Registration Statement;

(vii)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Maryland dated July 15, 2013; and

(viii)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, directors, employees and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons, (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company), (iii) the formation transactions will have been completed as described in the Registration Statement, (iv) the Amended and Restated Articles of Incorporation and the Bylaws are effective substantially in the form of the documents filed as exhibits to the Registration Statement and (v) the Registration Statement will have been declared effective by the Commission.

Based on the foregoing, and subject to the further assumptions and qualifications set forth in this letter, it is our opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Underwriting Agreement has been duly executed and delivered by the parties thereto, and (iii) certificates representing the Common Stock in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the Company and an authorized officer of the transfer agent for the Shares and registered by such transfer agent, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Common Stock will have been duly authorized, and the Common Stock will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Maryland.

Monroe Capital Corporation

July 15, 2013

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP